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                                                                   Exhibit 10.32

                              MKS INSTRUMENTS, INC.

                                 FIRST AMENDMENT

                  TO FIRST AMENDED AND RESTATED LOAN AGREEMENT

     This First Amendment (the "Amendment") dated as of September 1, 2000 concerns the First Amended and Restated Loan Agreement dated as of January 1, 2000 (the "Loan Agreement"), among MKS Instruments, Inc. (the "Borrower") and Fleet National Bank (f/k/a BankBoston, N.A., "Fleet"), The Chase Manhattan Bank ("Chase"; hereinafter Fleet and Chase may be referred to individually as a "Lender" or collectively as the "Lenders"), and Fleet in its capacity as agent for the Lenders (in such capacity, together with any successor agent, the "Agent"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

     WHEREAS, the Borrower has requested that the Lenders agree to change certain provisions of the Loan Agreement; and

     WHEREAS, the Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to amend the Loan Agreement to effect such changes;

     NOW, THEREFORE, the Lenders and the Borrower agree as follows:

     Section 1. AMENDMENT OF THE LOAN AGREEMENT. Section 7.1(b) of the Loan Agreement is hereby amended and restated as follows:

          (b) Mergers, Etc. Neither the Borrower nor any Subsidiary will consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, or acquire all or substantially all of the capital stock or assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to any Person, except that

               (1) a Subsidiary may consolidate with or merge into the Borrower or another Subsidiary; and

               (2) the Borrower or any of its Subsidiaries may acquire all or substantially all of the capital stock or assets of any Person or consolidate or merge with any Person provided (i) such Person is engaged in a line of business substantially similar to one or more of Borrower's existing lines of business, (ii) the aggregate purchase price liability incurred in calendar year 2000, including all contingent liabilities, when aggregated with all such acquisitions and any Investments permitted under Section 7.4(3) in such calendar year shall not exceed $80,000,000 and (iii) based on a pro forma calculation of the ratios set forth in Section 7.7 as of the date such acquisition is closed, assuming consolidation of the acquired business


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          with the Borrower for the four full fiscal quarters ended immediately preceding such closing and pro forma debt and debt service payments based on scheduled principal payments, including acquisition borrowings, if any, and pro forma interest on total debt at then prevailing borrowing rates, Borrower is in compliance with the financial covenants set forth in Section 7.7.

     Section 2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants as follows:

          (a) The execution and delivery of this Amendment and the performance of this Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents, and the transactions contemplated hereby and thereby, have been authorized by all necessary corporate actions of the Borrower. This Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          (b) The Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents. Neither the authorization, execution, delivery or performance by the Borrower of this Amendment nor the performance of the Loan Agreement as amended hereby or any other Loan Document nor the performance of the transactions contemplated hereby or thereby violates or will violate any provision of the corporate charter or by-laws of the Borrower, or does or will, with the passage of time or the giving of notice or both, result in a breach of or a default under, or require any consent under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to, any material instrument, agreement or other document to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected.

          (c) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Loan Agreement as amended hereby and the Loan Documents do not and will not violate any provision of law or regulation applicable to the Borrower, or any writ, order or decree of any court or governmental or regulatory authority or agency applicable to the Borrower.

     Section 3. LOAN DOCUMENTS. This Amendment shall be a Loan Document for all purposes.

     Section 4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is conditioned on the following:

          (a) The Borrower and the Lenders shall each have executed and delivered a counterpart of this Amendment;

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          (b) The representations and warranties contained in Article IV of the
Loan Agreement shall be true and correct in all material respects as of the date hereof as though made on and as of the date hereof;

          (c) No Default or Event of Default under the Loan Agreement shall have occurred and be continuing;

          (d) The conditions set forth in Section 5.1(b) - (e) of the Loan Agreement shall have been met as of the date hereof, provided that for purposes thereof and Section 4.5 of the Loan Agreement, the "Balance Sheet Date" shall mean June 30, 2000 and the financial statements referred to therein shall mean the unaudited statements for the period ended June 30, 2000, that have been furnished to the Lender.

     Section 5. MISCELLANEOUS.

          (a) On and after the date hereof, each reference in the Loan Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Loan Agreement as amended hereby.

          (b) Except as amended and modified hereby, the Loan Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

          (c) This Amendment and the modifications to the Loan Agreement set forth herein shall be deemed to be a document executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

          (d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and the year first above written.

                                 MKS INSTRUMENTS, INC.

                                 By:    /s/ William P. Donlan
                                    ---------------------------------------
                                 Title: Treasurer
                                       ------------------------------------

                                 FLEET NATIONAL BANK

                                 By:    /s/ Sharon A. Stone
                                    ---------------------------------------
                                 Title: Director
                                       ------------------------------------

                                 THE CHASE MANHATTAN BANK

                                 By:    /s/ A. Neil Sweeny
                                    ---------------------------------------
                                 Title: Vice President
                                       ------------------------------------


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